UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):

August 2, 2012
Lender Processing Services, Inc.
(Exact name of Registrant as Specified in its Charter)
001-34005

(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	26-1547801 (IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)

(904) 854-5100
(Registrant’s Telephone Number, Including Area Code)
______________________________________________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Lender Processing Services, Inc. entered into a settlement agreement with the Missouri Attorney General, effective as of August 2, 2012, which resulted in the dismissal of the criminal charges pending against DocX, LLC in the State of Missouri. The terms of the settlement provide for, among other things, a voluntary contribution of $1.5 million to the State of Missouri, reimbursement of $500,000 to the Missouri Attorney General's Office for its fees and costs of investigation, and a complete release of any potential civil and criminal liability of LPS and DocX from the State of Missouri. The aggregate settlement payment of $2 million is included in LPS's increased accrual for legal and regulatory matters as of June 30, 2012, which the Company also announced today. The press release and the settlement agreement are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01. Financial Statements and Exhibits
(c) Exhibits

Exhibit	Description
99.1	Press Release dated August 2, 2012
99.2	Agreement Not to Prosecute DOCX, LLC and Assurance of Voluntary Compliance.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lender Processing Services, Inc.
Date: August 2, 2012	By:	/s/ Thomas L. Schilling
Thomas L. Schilling
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated August 2, 2012
99.2	Agreement Not to Prosecute DOCX, LLC and Assurance of Voluntary Compliance.